SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933


                            KLEER-VU INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                     13-5671924
(State or other jurisdiction of              (I.R.S. Employer of incorporation
  incorporation organization)                    or Identification Number)

              6805 Avenue B                       Patrick Lannen
          Santa Fe, Texas 77510                    6805 Avenue B
             (281) 948-7618                    Santa Fe, Texas 77510
     (Address, including zip code,          (Name, address, including zip
    and telephone number, including          code, and telephone number,
      area code, of registrant's                including area code,
     principal executive offices)               of agent for service)

                                Compensation Plan
                                -----------------
                            (Full Title of the Plans)

                                   copies to:
                                  John LaGrappe
                            6633 Hillcroft, Suite 255
                              Houston, Texas 77081
                              Phone (713) 520-1890
                               Fax (713) 520-1706

                                     CALCULATION OF REGISTRATION FEE

                          AMOUNT OF
TITLE OF SECURITIES TO  AMOUNT BEING         PROPOSED MAXIMUM              PROPOSED MAXIMUM        REGISTRATION
     BE REGISTERED      REGISTERED(1)  OFFERING PRICE PER SHARE(2)   AGGREGATE OFFERING PRICE(2)        FEE
----------------------  -------------  ----------------------------  ----------------------------  -------------
Common Stock, par
value $0.001 per share     10,000,000  $                       .008  $                     80,000  $       20.00

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the Common Stock as reported on the Pink Sheets Stock Quotes on October 7, 2002.

                                     PART I

Information Required in the Section 10 (a) Prospectus

ITEM  1.  PLAN  INFORMATION.

This Registration Statement on Form S-8 provides for the issuance of a total of ten million shares of common stock, par value $.10 per share of Kleer-Vu Industries, Inc. (the "Company"). Three million, three hundred thirty three thousand, three hundred thirty-three shares (3,333,333) are being issued each to Nicolas Armelino and Luis De Gracia for engineer consulting services to be rendered to the Company; and three million, three hundred thirty three thousand, three hundred thirty-four (3,333,334) shares are being issued to Gabriel
Marquinez for advertising and marketing consulting services to be rendered to the Company. The new consulting agreements between the Company and Nicolas Armelino, Luis De Gracia, and Gabriel Marquinez are attached as Exhibits 10.13 hereto.

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.

The Company has provided a written statement to the above consultants advising them of the availability, without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of the Registration Statement, and stating that these documents are incorporated by reference in the
Section  10(a)  prospectus.

                                     PART II

Information Required in the Registration Statement

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

The following documents filed by Kleer-Vu Industries, Inc. with the Securities and Exchange Commission are incorporated in this Form S-8 by reference:

1.  The  Company's  annual  report  for  the  fiscal year end December 31, 2001;

2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document referred to in (1) above; and

3. The description of the Company common stock which is contained in the registration statement or amendment to any registration statement filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES

Not  Applicable.

ITEM  5.  INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

Not  Applicable.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

The Company's charter and bylaws provide for indemnification of its directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be applicable to directors and executive officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The foregoing discussion of our Bylaws is not intended to be exhaustive and is qualified in its entirety by the Bylaws.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED

Not  Applicable.

ITEM  8.  EXHIBITS

The following exhibits are filed as part of this Registration Statement:

EXHIBIT  NO.  IDENTIFICATION  OF  EXHIBIT
-----------------------------------------

EXHIBIT               DESCRIPTION
-------               ------------
5.1       Opinion regarding legality
10.13     Consulting Agreement dated October 7, 2002
23.1      Consent of Counsel (included in Exhibit 5.1)
23.2      Consent of R. E. Bassie & Co., independent public accountants

ITEM  9.  UNDERTAKINGS

(a)  The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Fe, State of Texas, on the 10th day of October, 2002.

KLEER-VU  INDUSTRIES,  INC.

By: /s/ Patrick Lannen, President and Chief Executive Officer
    ------------------
Patrick Lannen, President and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacity and on the dates indicated:

Signature             Title                                     Date
---------             -----                                     ----
/s/ Patrick Lannen    President and Chief Executive Officer     October 10, 2002
    --------------